Exhibit 99.2

SurveyMonkey Announces Fourth Quarter and Fiscal Year 2018 Financial Results

SAN MATEO, Calif.—February 13, 2019 (GLOBE NEWSWIRE)— SurveyMonkey Inc. (SurveyMonkey), a leading global survey software company, today announced that its parent company, SVMK Inc. (Nasdaq: SVMK, and collectively with SurveyMonkey referred to as “SVMK,” “we” or “us”), reported financial results for the fourth quarter and year ended December 31, 2018, and posted a shareholder letter with complete fourth quarter and fiscal year 2018 financial results and management commentary on its investor relations website at investor.surveymonkey.com.

Q4 2018 Key Results

●	Revenue was $67.9 million, an increase of 19% year-over-year.

●

Paying users totaled 646,727 compared to 606,077 in Q4 2017, for 7% year-over-year growth, and up 25,656 paying users over Q3 2018, for 4% quarter-over-quarter growth. Growth in paying users was primarily driven by sales of SurveyMonkey Enterprise and adoption of our self-serve Teams plans. Approximately 77% of our paying users were on annual plans, up from 76% a year ago.

●	Average revenue per user was $425 compared to $375 in Q4 2017 and $418 in Q3 2018, representing 13% year-over-year and 2% quarter-over-quarter growth, respectively.

●

Self-serve revenue was approximately 87% of total revenue with enterprise sales revenue comprising approximately 13% of total revenue. We ended the quarter with 3,566 enterprise sales customers up from 2,758 in Q4 2017 and 3,226 in Q3 2018, for 29% year-over-year and 11% quarter-over-quarter growth, respectively.

●	GAAP operating margin was (29%) and non-GAAP operating margin was 2%.

●

GAAP operating margin and GAAP net loss included a $3.5 million restructuring charge related to a previously vacated facility and $0.9 million in fees associated with the refinancing of our 2017 Credit Facility.

●	GAAP net loss was ($25.2) million and Adjusted EBITDA was $12.6 million. Net loss included a $0.9 million debt modification charge associated with the refinancing of our 2017 Credit Facility.

●	GAAP basic and diluted net loss per share was ($0.20). Non-GAAP basic and diluted net loss per share was ($0.03).

●	Net cash provided by operating activities was $11.4 million and unlevered free cash flow was $11.9 million for 17% and 18% margin, respectively.

●

Cash and cash equivalents totaled $153.8 million and total debt was $217.4 million for net debt of $63.6 million. In October 2018, we refinanced our 2017 Credit Facility, reduced the spread on the term loan by 75 basis points, extended the maturity date, and repaid $101.3 million of our existing debt.

FY 2018 Key Results

●

Revenue was $254.3 million, an increase of 16% year-over-year. Core revenue, which excludes $4.8 million in revenue related to the non-self-serve portion of SurveyMonkey Audience in Q1 2017 through Q3 2017, increased 19%.

●	GAAP operating margin was (50%) and non-GAAP operating margin was 6%.

●

GAAP operating margin and GAAP net loss included the recognition of $89.9 million in stock-based compensation expense and $1.2 million in employer related payroll taxes both in connection with the vesting of RSUs upon the effectiveness of our IPO, a $3.5 million restructuring charge related to a previously vacated facility, and $0.9 million in fees associated with the refinancing of our 2017 Credit Facility.

●

GAAP net loss was ($154.6) million and Adjusted EBITDA was $58.0 million. GAAP net loss also included a $0.9 million debt modification charge associated with the refinancing of our 2017 Credit Facility.

●	Net cash provided by operating activities was $45.4 million and unlevered free cash flow was $45.9 million, both for 18% margin.

“Our strong financial results cap off a transformative 2018 and highlight the traction that we are gaining in the marketplace,” said SurveyMonkey CEO Zander Lurie. “We are capitalizing on our strong brand, massive footprint and open integration architecture to move up market into larger enterprise relationships. Our strategy is working. Over the next few years we intend to execute on our plan to double our business by investing efficiently in new products, geographies, and enterprise sales. The survey software category is a multi-billion-dollar global market and being public has helped us share our vision with current and future customers.”

CFO Transition

SurveyMonkey also announced that its Chief Financial Officer, Tim Maly, is retiring during the second quarter of 2019 for personal reasons. He will continue to serve in his current role until March 31, 2019, and then plans to remain at the Company as a non-executive employee until June 30, 2019 to assist in the Company’s search for his successor, which is underway, and to advise and support the Company during this transitional period. Mr. Maly will participate on today’s earnings call.

“SurveyMonkey is an incredible company that helped create – and then revolutionized – the category of survey software. My ten-year journey with the company has been a true privilege and I am honored to have worked with such an amazing team,” said Mr. Maly. “SurveyMonkey’s world-class products, inspiring culture of talented employees and proven business model ensure many years of growth and leadership will continue. I am confident in the company’s long-term vision and look forward to seeing Zander and team achieve even greater success in the years to come.”

“Tim has been a high integrity leader whose business acumen, values and resilience helped us achieve critical milestones over the years, culminating in the IPO. Our operational and financial discipline is a testament, in part, to his many contributions,” said Zander Lurie. “On behalf of our entire management team and Board of Directors, we are grateful for Tim’s leadership and friendship over the last decade. We have a strong bench of talent in our finance and accounting organization and look forward to welcoming a new CFO in the coming months.”

Financial Outlook

Our growth investments are yielding strong results. In 2019, we will continue to invest in efforts that drive enterprise sales, fuel growth in our core self-serve channel, and expand our international business. We also expect to generate significant cash flow over the course of the year while investing to position the company for an even stronger 2020.

Our accelerated growth in the first half of 2018 was driven in part by the pricing changes we made to our SurveyMonkey self-serve plans in 2017, setting up a more difficult comparison from a year-over-year growth perspective in 2019. We expect our growth investments in enterprise sales and self-serve Teams to drive accelerating revenue growth in the second half of 2019. Our investments in international market expansion are expected to contribute to revenue growth towards the end of 2019.

We are adopting the new lease accounting guidance under ASC 8421, effective January 1, 2019. Under this guidance, lease payments associated with our San Mateo headquarters will be treated as operating expense in the income statement beginning in 2019. Prior to 2019, these lease payments were primarily treated as interest expense. We anticipate a headwind to non-GAAP operating income of approximately $6 million on a full-year basis, or approximately $1.5 million each quarter, as these lease payments move from interest expense to operating expense. There is no impact to free cash flow from this change.

Q1 2019
Revenue	$67.5 million - $68.5 million	15% - 17% YoY growth
Non-GAAP operating margin	0% - 1%

FY 2019
Revenue	$290 million - $295 million	14% - 16% YoY growth
Non-GAAP operating margin	2% - 3.5%
Unlevered free cash flow	$55 million - $58 million	19% - 20% margin

For comparison purposes, under the new accounting guidance, non-GAAP operating margin for Q1 2018 and full-year 2018 would have been 0% and 3.6%, respectively.

1 Our financial outlook for 2019 is based on the new lease accounting guidance under ASC 842, effective January 1, 2019. Under ASC 842, the lease for our headquarters in San Mateo, California is expected to be classified as an operating lease with a corresponding right-of-use asset and liability on the balance sheet. Beginning in 2019, these lease payments will be classified as an operating expense in the Consolidated Statements of Operations. Previously, the lease was classified as build-to-suit with a corresponding owned building asset and financing obligation on leased facility. Prior to 2019, these lease payments were primarily classified as interest expense in the Consolidated Statements of Operations.

Conference Call Information

We will host a conference call today to review financial results. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by dialing (866) 417-2046 from the United States or (409) 217-8231 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the SurveyMonkey investor relations website at investor.surveymonkey.com. Following the completion of the call, a telephonic replay will be available through February 20, 2018 at (855) 859-2056 from the United States or (404) 537-3406 internationally with recording access code 3397918#.

Upcoming Events

Zander Lurie, CEO, will be presenting at the 2018 JMP Securities Technology Conference in San Francisco, CA on Tuesday, February 26, 2019. A live webcast will be accessible from the SurveyMonkey investor relations website at investor.surveymonkey.com. Following the event, a replay will be made available at the same location.

About SurveyMonkey

Founded in 1999, SurveyMonkey changed the way people gather feedback by making it easy for anyone to create their own online surveys. Our mission is to power curious individuals and organizations around the globe to measure, benchmark and act on the opinions that drive success. Our People Powered Data platform enables organizations of any size to have conversations at scale to deliver impactful customer, employee and market insights. Our 850+ employees are dedicated to fueling the curiosity of over 17.5 million active users globally.

Source: SurveyMonkey Inc.

Investor Relations:

Karim Damji

investors@surveymonkey.com

Media:

SurveyMonkey

Irina Efremova

irinae@surveymonkey.com

or

Brunswick Group

Darren McDermott

surveymonkey@brunswickgroup.com

SVMK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$153,807	$35,345
Accounts receivable, net of allowance	7,336	5,429
Deferred commissions, current	1,981	1,225
Prepaid expenses and other current assets	7,081	5,056
Total current assets	170,205	47,055
Property and equipment, net	117,718	131,331
Capitalized internal-use software, net	33,280	41,493
Acquisition intangible assets, net	9,324	13,594
Goodwill, net	336,861	336,861
Deferred commissions, non-current	3,317	2,006
Other assets	8,643	5,749
Total assets	$679,348	$578,089
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,804	$3,380
Accrued expenses and other current liabilities	9,692	10,173
Accrued compensation	20,070	14,910
Deferred revenue	101,236	84,818
Debt, current	1,900	2,032
Total current liabilities	135,702	115,313
Deferred tax liabilities	4,246	4,168
Debt, non-current	215,515	316,289
Financing obligation on leased facility	92,009	93,385
Other non-current liabilities	12,493	8,891
Total liabilities	459,965	538,046
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	551,937	217,594
Accumulated other comprehensive income (loss)	(287)	19
Accumulated deficit	(332,268)	(177,571)
Total stockholders’ equity	219,383	40,043
Total liabilities and stockholders’ equity	$679,348	$578,089

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2018	2017	2018	2017
Revenue	$67,932	$57,012	$254,324	$218,773
Cost of revenue(1)(2)	19,015	15,596	77,982	62,679
Gross profit	48,917	41,416	176,342	156,094
Operating expenses:
Research and development(1)	20,191	13,770	106,188	53,660
Sales and marketing (1)(2)	24,174	17,720	95,783	73,511
General and administrative(1)	20,530	12,642	97,339	47,940
Restructuring	3,492	1,638	3,525	1,785
Total operating expenses	68,387	45,770	302,835	176,896
Loss from operations	(19,470)	(4,354)	(126,493)	(20,802)
Interest expense	5,620	6,835	27,801	26,865
Other non-operating income (expense), net	(430)	(340)	(298)	7,610
Loss before income taxes	(25,520)	(11,529)	(154,592)	(40,057)
Provision for (benefit from) income taxes	(322)	(19,598)	148	(16,047)
Net income (loss)	$(25,198)	$8,069	$(154,740)	$(24,010)
Net income (loss) per share, basic and diluted	$(0.20)	$0.08	$(1.43)	$(0.24)
Weighted-average shares used in computing basic net income (loss) per share	125,454	100,804	107,900	100,244
Weighted-average shares used in computing diluted net income (loss) per share	125,454	102,202	107,900	100,244

(1) Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2018	2017	2018	2017
Cost of revenue	$1,155	$633	$8,931	$2,503
Research and development	4,836	2,853	48,739	9,918
Sales and marketing	2,635	1,447	19,046	8,069
General and administrative	7,040	3,690	55,054	14,496
Stock-based compensation, net of amounts capitalized	$15,666	$8,623	$131,770	$34,986

(2) Includes amortization of acquisition intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2018	2017	2018	2017
Cost of revenue	$488	$488	$1,952	$2,040
Sales and marketing	545	604	2,318	2,421
Amortization of acquisition intangible assets	$1,033	$1,092	$4,270	$4,461

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Year Ended December 31,
(in thousands)	2018	2017
Cash flows from operating activities
Net loss	$(154,740)	$(24,010)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	47,166	42,391
Stock-based compensation expense, net of amounts capitalized	131,770	34,986
Amortization of debt discount and issuance costs	902	876
Deferred income taxes	(508)	(16,848)
Loss on debt extinguishment	941	194
Gain on sale of a private company investment	(999)	(6,750)
Impairment of property and equipment	2,821	—
Other	1,798	(829)
Changes in assets and liabilities:
Accounts receivable	(1,958)	675
Prepaid expenses and other assets	(5,565)	867
Accounts payable and accrued liabilities	3,564	(2,061)
Accrued interest on financing lease obligation, net of payments	(1,376)	4,580
Accrued compensation	5,203	2,327
Deferred revenue	16,353	8,628
Net cash provided by operating activities	45,372	45,026
Cash flows from investing activities
Purchases of property and equipment	(9,981)	(32,488)
Capitalized internal-use software	(12,052)	(15,319)
Proceeds from sale of a private company investment and other	999	15,453
Net cash used in investing activities	(21,034)	(32,354)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriters' discounts and concurrent private placement	232,509	—
Payments of deferred offering costs	(7,173)	—
Proceeds from stock option exercises	494	153
Employee payroll taxes paid for net share settlement of restricted stock units	(25,807)	(6,934)
Payments to repurchase common stock	(16)	(144)
Proceeds from term and revolving debt issuance	—	298,500
Repayment of debt	(104,050)	(298,883)
Payment of debt issuance costs and other	(482)	(1,666)
Proceeds from tenant improvement allowances under lease financing obligation	—	8,360
Net cash provided by (used in) financing activities	95,475	(614)
Effect of exchange rate changes on cash	(787)	—
Net increase in cash, cash equivalents and restricted cash	119,026	12,058
Cash, cash equivalents and restricted cash at beginning of period	35,345	23,287
Cash, cash equivalents and restricted cash at end of period	$154,371	$35,345
Supplemental cash flow data:
Interest paid for term debt	$20,466	$19,864
Interest paid for financing obligation on leased facility	$8,152	$2,038
Income taxes paid	$535	$547
Non-cash investing and financing transactions:
Stock compensation included in capitalized software costs	$2,609	$3,119
Accrued unpaid capital expenditures	$322	$1,214
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$153,807	$35,345
Restricted cash (included in other assets)	564	—
Total cash, cash equivalents and restricted cash at end of period	$154,371	$35,345

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Three Months Ended December 31, 2018
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Restructuring	Loss on debt extinguishment	Financing costs	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$67,932	100%	$—	$—	$—	$—	$—	$67,932	100%
Cost of revenue	19,015	28%	(1,155)	(488)	—	—	—	17,372	26%
Gross profit	48,917	72%	1,155	488	—	—	—	50,560	74%
Operating expenses:
Research and development	20,191	30%	(4,836)	—	—	—	—	15,355	23%
Sales and marketing	24,174	36%	(2,635)	(545)	—	—	—	20,994	31%
General and administrative	20,530	30%	(7,040)	—	—	—	(879)	12,611	19%
Restructuring	3,492	5%	—	—	(3,492)	—	—	—	—%
Total operating expenses	68,387	101%	(14,511)	(545)	(3,492)	—	(879)	48,960	72%
(Loss) Income from operations	(19,470)	(29)%	15,666	1,033	3,492	—	879	1,600	2%
Interest expense	5,620	8%	—	—	—	—	—	5,620	8%
Other non-operating income (expense), net	(430)	(1)%	—	—	—	941	—	511	1%
Loss before income taxes	(25,520)	(38)%	15,666	1,033	3,492	941	879	(3,509)	(5)%
(Benefit from) provision for income taxes(2)	(322)	—%	—	339	—	—	—	17	—%
Net loss	$(25,198)	(37)%	$15,666	$694	$3,492	$941	$879	$(3,526)	(5)%
Net loss per share, basic and diluted	$(0.20)							$(0.03)
Weighted-average shares used in computing basic and diluted net loss per share	125,454							125,454

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2)  Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, loss on debt extinguishment, and financing costs. Non-GAAP adjustments to our (benefit from) provision for income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3)  Percentages may not sum due to rounding.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Three Months Ended December 31, 2017
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Restructuring	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$57,012	100%	$—	$—	$—	$57,012	100%
Cost of revenue	15,596	27%	(633)	(488)	—	14,475	25%
Gross profit	41,416	73%	633	488	—	42,537	75%
Operating expenses:
Research and development	13,770	24%	(2,853)	—	—	10,917	19%
Sales and marketing	17,720	31%	(1,447)	(604)	—	15,669	27%
General and administrative	12,642	22%	(3,690)	—	—	8,952	16%
Restructuring	1,638	3%	—	—	(1,638)	—	—%
Total operating expenses	45,770	80%	(7,990)	(604)	(1,638)	35,538	62%
(Loss) Income from operations	(4,354)	(8)%	8,623	1,092	1,638	6,999	12%
Interest expense	6,835	12%	—	—	—	6,835	12%
Other non-operating income (expense), net	(340)	(1)%	—	—	—	(340)	(1)%
Loss before income taxes	(11,529)	(20)%	8,623	1,092	1,638	(176)	—%
Benefit from income taxes(2)	(19,598)	(34)%	—	(1,143)	—	(20,741)	(36)%
Net income	$8,069	14%	$8,623	$2,235	$1,638	$20,565	36%
Net income per share, basic and diluted	$0.08					$0.20
Weighted-average shares used in computing basic net income per share	100,804					100,804
Weighted-average shares used in computing diluted net income per share	102,202					102,202

(1)  Please see Appendix A for explanation of non-GAAP measures used.

(2)  Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, and restructuring. Non-GAAP adjustments to our benefit from income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3)  Percentages may not sum due to rounding.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Year Ended December 31, 2018
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Restructuring	Gain on sale of a private company investment	Employer payroll taxes on Performance RSUs	Loss on debt extinguishment	Financing costs	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$254,324	100%	$—	$—	$—	$—	$—	$—	$—	$254,324	100%
Cost of revenue	77,982	31%	(8,931)	(1,952)	—	—	(103)	—	—	66,996	26%
Gross profit	176,342	69%	8,931	1,952	—	—	103	—	—	187,328	74%
Operating expenses:
Research and development	106,188	42%	(48,739)	—	—	—	(456)	—	—	56,993	22%
Sales and marketing	95,783	38%	(19,046)	(2,318)	—	—	(228)	—	—	74,191	29%
General and administrative	97,339	38%	(55,054)	—	—	—	(396)	—	(879)	41,010	16%
Restructuring	3,525	1%	—	—	(3,525)	—	—	—	—	—	—%
Total operating expenses	302,835	119%	(122,839)	(2,318)	(3,525)	—	(1,080)	—	(879)	172,194	68%
(Loss) Income from operations	(126,493)	(50)%	131,770	4,270	3,525	—	1,183	—	879	15,134	6%
Interest expense	27,801	11%	—	—	—	—	—	—	—	27,801	11%
Other non-operating income (expense), net	(298)	—%	—	—	—	(999)	—	941	—	(356)	—%
Loss before income taxes	(154,592)	(61)%	131,770	4,270	3,525	(999)	1,183	941	879	(13,023)	(5)%
Provision for income taxes(2)	148	—%	—	(78)	—	—	—	—	—	70	—%
Net loss	$(154,740)	(61)%	$131,770	$4,348	$3,525	$(999)	$1,183	$941	$879	$(13,093)	(5)%
Net loss per share, basic and diluted	$(1.43)									$(0.12)
Weighted-average shares used in computing basic and diluted net loss per share	107,900									107,900

(1)  Please see Appendix A for explanation of non-GAAP measures used.

(2)  Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, gain on sale of a private company investment, employer payroll taxes on Performance RSUs, loss on debt extinguishment, and financing costs. Non-GAAP adjustments to our provision for income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3)  Percentages may not sum due to rounding.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Year Ended December 31, 2017
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Restructuring	Gain on sale of a private company investment	Loss on debt extinguishment	Acquisition- related costs	Financing costs	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$218,773	100%	$—	$—	$—	$—	$—	$—	$—	$218,773	100%
Cost of revenue	62,679	29%	(2,503)	(2,040)	—	—	—	—	—	58,136	27%
Gross profit	156,094	71%	2,503	2,040	—	—	—	—	—	160,637	73%
Operating expenses:
Research and development	53,660	25%	(9,918)	—	—	—	—	—	—	43,742	20%
Sales and marketing	73,511	34%	(8,069)	(2,421)	—	—	—	—	—	63,021	29%
General and administrative	47,940	22%	(14,496)	—	—	—	—	(347)	(3,175)	29,922	14%
Restructuring	1,785	1%	—	—	(1,785)	—	—	—	—	—	—%
Total operating expenses	176,896	81%	(32,483)	(2,421)	(1,785)	—	—	(347)	(3,175)	136,685	62%
(Loss) Income from operations	(20,802)	(10)%	34,986	4,461	1,785	—	—	347	3,175	23,952	11%
Interest expense	26,865	12%	—	—	—	—	—	—	—	26,865	12%
Other non-operating income (expense), net	7,610	3%	—	—	—	(6,750)	194	—	—	1,054	—%
Loss before income taxes	(40,057)	(18)%	34,986	4,461	1,785	(6,750)	194	347	3,175	(1,859)	(1)%
Benefit from income taxes(2)	(16,047)	(7)%	—	(4,569)	—	—	—	—	—	(20,616)	(9)%
Net (loss) income	$(24,010)	(11)%	$34,986	$9,030	$1,785	$(6,750)	$194	$347	$3,175	$18,757	9%
Net (loss) income per share, basic	$(0.24)									$0.19
Net (loss) income per share, diluted	$(0.24)									$0.18
Weighted-average shares used in computing basic net (loss) income per share	100,244									100,244
Weighted-average shares used in computing diluted net (loss) income per share	100,244									102,021

(1)  Please see Appendix A for explanation of non-GAAP measures used.

(2)  Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, gain on sale of a private company investment, loss on debt extinguishment, acquisition-related costs and financing costs. Non-GAAP adjustments to our benefit from income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3)  Percentages may not sum due to rounding.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Calculation of Core Revenue

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2018	2017	2018	2017
Revenue	$67,932	$57,012	$254,324	$218,773
Non-self-serve SurveyMonkey Audience revenue	—	—	—	(4,789)
Core revenue	$67,932	$57,012	$254,324	$213,984

Calculation of Unlevered Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2018	2017	2018	2017
Net cash provided by operating activities	$11,390	$14,101	$45,372	$45,026
Purchases of property and equipment, net(2)	(1,170)	(6,251)	(9,981)	(24,128)
Capitalized internal-use software	(3,195)	(3,548)	(12,052)	(15,319)
Interest paid for term debt	4,021	4,913	20,466	19,864
Deferred acquisition related payment	—	—	—	7,700
Third-party fees related to credit facility refinancing	879	—	879	4,314
Employer payroll taxes on Performance RSUs	—	—	1,183	—
Unlevered free cash flow	$11,925	$9,215	$45,867	$37,457

Calculation of Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2018	2017	2018	2017
Net income (loss)	$(25,198)	$8,069	$(154,740)	$(24,010)
Provision for (benefit from) income taxes	(322)	(19,598)	148	(16,047)
Other non-operating expenses (income), net	430	340	298	(7,610)
Interest expense(3)	5,620	6,835	27,801	26,865
Depreciation & amortization	12,046	11,655	47,166	42,391
Stock-based compensation, net	15,666	8,623	131,770	34,986
Restructuring costs	3,492	1,638	3,525	1,785
Acquisition-related costs	—	—	—	347
Financing costs	879	—	879	3,175
Employer payroll taxes on Performance RSUs	—	—	1,183	—
Adjusted EBITDA	$12,613	$17,562	$58,030	$61,882

(1)  Please see Appendix A for explanation of non-GAAP measures used.

(2)  Includes reimbursement of tenant improvement allowances under our lease financing obligation of $79,000 for the three months December 31, 2017 and $8.4 million for the twelve months December 31, 2017.

(3) Includes interest expense on our credit facilities and financing lease obligations related to our corporate headquarters.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Three Months Ended March 31, 2018
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Restructuring	Gain on sale of a private company investment	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$58,491	100%	$—	$—	$—	$—	$58,491	100%
Cost of revenue	18,063	31%	(658)	(488)	—	—	16,917	29%
Gross profit	40,428	69%	658	488	—	—	41,574	71%
Operating expenses:
Research and development	17,940	31%	(3,447)	—	—	—	14,493	25%
Sales and marketing	17,421	30%	(768)	(604)	—	—	16,049	27%
General and administrative	13,018	22%	(3,667)	—	—	—	9,351	16%
Restructuring	5	—%	—	—	(5)	—	—	—%
Total operating expenses	48,384	83%	(7,882)	(604)	(5)	—	39,893	68%
(Loss) Income from operations	(7,956)	(14)%	8,540	1,092	5	—	1,681	3%
Interest expense	7,094	12%	—	—	—	—	7,094	12%
Other non-operating income (expense), net	633	1%	—	—	—	(999)	(366)	(1)%
Loss before income taxes	(14,417)	(25)%	8,540	1,092	5	(999)	(5,779)	(10)%
Provision for (benefit from) income taxes(2)	300	1%	—	(139)	—	—	161	—%
Net loss	$(14,717)	(25)%	$8,540	$1,231	$5	$(999)	$(5,940)	(10)%
Net loss per share, basic and diluted	$(0.15)						$(0.06)
Weighted-average shares used in computing basic and diluted net loss per share	101,212						101,212

(1)  Please see Appendix A for explanation of non-GAAP measures used.

(2)  Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, and gain on sale of a private company investment. Non-GAAP adjustments to our provision for (benefit from) income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3)  Percentages may not sum due to rounding.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Three Months Ended June 30, 2018
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Restructuring	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$62,696	100%	$—	$—	$—	$62,696	100%
Cost of revenue	17,691	28%	(646)	(488)	—	16,557	26%
Gross profit	45,005	72%	646	488	—	46,139	74%
Operating expenses:
Research and development	16,292	26%	(2,966)	—	—	13,326	21%
Sales and marketing	19,879	32%	(1,147)	(604)	—	18,128	29%
General and administrative	13,400	21%	(3,993)	—	—	9,407	15%
Restructuring	28	—%	—	—	(28)	—	—%
Total operating expenses	49,599	79%	(8,106)	(604)	(28)	40,861	65%
(Loss) Income from operations	(4,594)	(7)%	8,752	1,092	28	5,278	8%
Interest expense	7,591	12%	—	—	—	7,591	12%
Other non-operating income (expense), net	(282)	—%	—	—	—	(282)	—%
Loss before income taxes	(12,467)	(20)%	8,752	1,092	28	(2,595)	(4)%
(Benefit from) provision for income taxes(2)	(4)	—%	—	(139)	—	(143)	—%
Net loss	$(12,463)	(20)%	$8,752	$1,231	$28	$(2,452)	(4)%
Net loss per share, basic and diluted	$(0.12)					$(0.02)
Weighted-average shares used in computing basic and diluted net loss per share	101,623					101,623

(1)  Please see Appendix A for explanation of non-GAAP measures used.

(2)  Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, and restructuring. Non-GAAP adjustments to our (benefit from) provision for income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3)  Percentages may not sum due to rounding.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

	Three Months Ended September 30, 2018
(in thousands, except percentages and per share amounts)	GAAP	GAAP % of Revenue(3)	Stock-based compensation, net	Amortization of intangible assets	Employer payroll taxes on Performance RSUs	Non-GAAP	Non-GAAP % of Revenue(3)
Revenue	$65,205	100%	$—	$—	$—	$65,205	100%
Cost of revenue	23,213	36%	(6,472)	(488)	(103)	16,150	25%
Gross profit	41,992	64%	6,472	488	103	49,055	75%
Operating expenses:
Research and development	51,765	79%	(37,490)	—	(456)	13,819	21%
Sales and marketing	34,309	53%	(14,496)	(565)	(228)	19,020	29%
General and administrative	50,391	77%	(40,354)	—	(396)	9,641	15%
Total operating expenses	136,465	209%	(92,340)	(565)	(1,080)	42,480	65%
(Loss) Income from operations	(94,473)	(145)%	98,812	1,053	1,183	6,575	10%
Interest expense	7,496	11%	—	—	—	7,496	11%
Other non-operating income (expense), net	(219)	—%	—	—	—	(219)	—%
Loss before income taxes	(102,188)	(157)%	98,812	1,053	1,183	(1,140)	(2)%
Provision for income taxes(2)	174	—%	—	(139)	—	35	—%
Net loss	$(102,362)	(157)%	$98,812	$1,192	$1,183	$(1,175)	(2)%
Net loss per share, basic and diluted	$(0.99)					$(0.01)
Weighted-average shares used in computing basic and diluted net loss per share	103,096					103,096

(1)  Please see Appendix A for explanation of non-GAAP measures used.

(2)  Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, and employer payroll taxes on Performance RSUs. Non-GAAP adjustments to our provision for income taxes pertains to deferred tax expense related to amortization of acquisition intangible assets.

(3)  Percentages may not sum due to rounding.

APPENDIX A

SVMK INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, adjusted EBITDA and unlevered free cash flow. Our definition for each non-GAAP measure used is provided below, however a limitation of non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for non-GAAP measures used will likely differ from similarly titled non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts.  For example, the non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP gross profit, non-GAAP gross margin: We define non-GAAP gross profit as GAAP gross profit less stock-based compensation, net, less amortization of intangible assets, and less employer payroll taxes on Performance RSUs. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue.

Non-GAAP operating loss: We define non-GAAP operating loss as GAAP operating loss less stock-based compensation, net, less amortization of intangible assets, less restructuring, less acquisition-related costs, less financing costs, and less employer payroll taxes on Performance RSUs.

Non-GAAP net loss, non-GAAP net loss per share: We define non-GAAP net loss as GAAP net loss less stock-based compensation, net, less amortization of intangible assets, less restructuring, less gain on sale of a private company investment, less loss on debt extinguishment, less acquisition-related costs, less financing costs and less employer payroll taxes on Performance RSUs. Non-GAAP net loss per share is defined as non-GAAP net loss divided by the weighted-average shares outstanding.

We use these non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the non-GAAP adjustments for the above measures is as follows:

•

Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•

Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods.

•

Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives.  However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.

•

Gain on sale of a private company investment: Gain on sale of a private company investment because it was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

•

Loss on debt extinguishment: Loss on debt extinguishment was recognized on a GAAP basis resulting from the refinancing of our credit facilities. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new debt refinancing.

•

Acquisition-related costs: Acquisition-related costs recognized on a GAAP basis relate to retention payments made to certain employees of acquired companies. We expect that such acquisition-related costs will be inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new acquisitions.

•

Financing costs: Certain financing costs were incurred on a GAAP basis resulting from the refinancing of our credit refinancing of our credit facilities. We expect that such transactions will be infrequent in occurrence and are therefore the incremental expenses incurred are excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new debt refinancing.

•

Employer payroll taxes on Performance RSUs: We incurred incremental employer payroll taxes on Performance RSUs during the third quarter of 2018 as a result of our initial public offering. Employer payroll taxes on Performance RSUs are excluded from our Non-GAAP results as we currently do not expect to incur expenses of a similar nature in future periods because we will no longer grant Performance RSUs where a vesting condition is our initial public offering.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between those financial measures.

Core revenue: We define core revenue as revenue from our survey platform, form-based application and purpose-built solutions, excluding the non-self-serve portion of SurveyMonkey Audience, which we generally ceased offering at the end of the second quarter of 2017. We consider core revenue to be an important measure because it excludes revenue from an offering that we generally no longer provide, and so provides a better understanding of our current business and provides comparability of our results of operations over time. Core revenue has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as revenue. Some of the limitations of core revenue are that it does not reflect all of our revenue in the periods presented and that our results of operations for the periods presented reflect expenses that we incurred to generate revenue that is excluded from core revenue.

Adjusted EBITDA: We define adjusted EBITDA as net loss excluding provision for income taxes, other non-operating expenses (income), net, interest expense, depreciation and amortization, stock-based compensation, net, restructuring, acquisition-related costs, financing costs and employer payroll taxes on Performance RSUs. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that are not indicative of the core operating performance of our business that are excluded from adjusted EBITDA. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. Some of the limitations of adjusted EBITDA are that it excludes recurring expenses for interest payments, does not reflect the dilution that results from stock-based compensation, and does not reflect the cost to replace depreciated property and equipment. It may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Unlevered free cash flow: Unlevered free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment and capitalized internal-use software but prior to the impact of our capital structure, the timing of cash payments for certain acquisition and debt related transactions and employer payroll taxes on Performance RSUs. The usefulness of unlevered free cash flow as an analytical tool is limited because it excludes certain items which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and is calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers;  privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Form 10-K that will be filed for the year ended December 31, 2018, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of February 13, 2019, and we undertake no obligation to update this information.